Exhibit 10.29

                              CONSULTING AGREEMENT

         THIS AGREEMENT, dated as of May 1, 1997, by and between Omega Orthodontics, Inc., a Delaware corporation (the "Company"), and C. Joel Glovsky, residing in Lynnfield, Massachusetts (the "Consultant").

         WHEREAS, the Company desires to retain Consultant for the period and upon and subject to the terms herein provided; and

         WHEREAS, the Consultant is willing to agree to be retained by the Company upon and subject to the terms herein provided;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. RETENTION OF CONSULTANT. The Company hereby retains the Consultant to provide services as a management consultant and advisor in connection with the operation of the Company's business.

         2. TERM OF AGREEMENT. The term of this Agreement shall be for a period of three (3) years commencing on the closing of the initial public offering of the Company's common stock (the "Effective Date") and expiring at midnight on the day immediately preceding the third anniversary of the Effective Date, unless terminated prior to that date as provided in Section 7 of this Agreement. Commencing on the third anniversary of the Effective Date and on each anniversary thereafter, the term of this Agreement shall be automatically extended for an additional year, unless either party gives notice of termination as provided in Subsection 7(c) of this Agreement.

         3. CONSULTING DUTIES. During the term of this Agreement and any extension, the Consultant shall render consulting and advisory services to the Company, with particular responsibility as the director of the Company's program to acquire orthodontic practices throughout the United States, including, without limitation, the marketing of the Company's affiliation program to orthodontic practices in the United States and the negotiation of the documentation with the potential affiliates. Such services shall be rendered on an "on-call" basis, and the Consultant shall be reasonably available at times during normal business hours and shall use his best efforts to promote the interests of the Company.

         4. INDEPENDENT CONTRACTOR. The Consultant is retained by the Company only for the purpose and to the extent herein set forth, and the Consultant's relationship to the Company shall, during the period of the Consultant's services hereunder, be that of an independent contractor. Accordingly, the Consultant shall be responsible for the payment of all federal, state and local income taxes, social security taxes, self-employment taxes, sales taxes, unemployment insurance taxes and similar taxes attributable to the fees paid by the Company to


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the Consultant pursuant to this Agreement. The Consultant shall not participate in the Company's employee benefit plans and programs and his compensation shall be governed exclusively by the terms of this Agreement. Neither party to this Agreement and none of their respective agents, employees, representatives, or independent contractors shall (i) be considered an agent, employee or representative of the other party for any purpose whatsoever; (ii) have any authority to make any agreement or commitment for the other party or to incur liability or obligation in the other party's name or on its behalf; or (iii) represent to third parties that any of them has any right so to bind the other party hereto.

         5. FRINGE BENEFITS. The Consultant shall not be entitled to, and shall have no claim under this Agreement or otherwise against the Company for, any so-called fringe benefits, including but not limited to: paid vacation; health insurance; life insurance; long-term disability insurance; participation in a profit sharing or pension plan; paid sick leave; or family leave.

         6. COMPENSATION. In consideration of the consulting services to be performed by the Consultant as set forth herein, the Company shall pay the Consultant a one time fee of $2,500 for each orthodontic practice that affiliates with the Company following the Effective Date, such fee to be payable in the month in which such affiliation is completed. Beginning with the first month after the Company has completed affiliations with an aggregate of fifteen orthodontic practices, the Company shall pay the Consultant at the rate of $5,000 per month for that month and each month thereafter during the first 12 months of this Agreement. Notwithstanding the foregoing, the maximum fee payable to the Consultant hereunder during the first 12 months of this Agreement shall be $60,000. At the end of the first 12 months of this Agreement, the Company shall review the workload of the Consultant and shall propose a revised compensation plan for the remainder of the term of this Agreement. If the parties cannot agree on such revised compensation plan, the compensation payable to the Consultant shall remain as stated in this Section 6.

         6.1. Reimbursement of Expenses.The Company shall provide for the payment or reimbursement of all reasonable and necessary expenses incurred by the Consultant in connection with the performance of his duties under this Agreement in accordance with the Company's expense reimbursement policy, as such may change from time to time.

         7.       TERMINATION.

                  (a) The Company may terminate this Agreement immediately upon the occurrence of any of the following: (i) the Consultant's death; (ii) the Company determines that the Consultant has furnished deceptive or fraudulent information to the Company; or (iii) the Consultant engages in criminal, unprofessional, unethical or fraudulent conduct and the Consultant is found guilty of such conduct by any entity or governmental agency of competent jurisdiction.



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                  (b) Either party may terminate this Agreement upon breach by the other of any material term in this Agreement, which breach has not been cured to the reasonable satisfaction of the non-breaching party within thirty
(30) days after notice of such breach.

                  (c) Either party may terminate this Agreement at the end of the initial term or any extension of this Agreement by giving the other party ninety (90) days prior written notice of such termination.

                  (d) Upon termination of this Agreement, the Consultant shall be entitled to receive such compensation, if any, accrued under the terms of this Agreement, but unpaid, as of the date of said termination.

         8. CONFIDENTIALITY. The Consultant shall not, either during the period of his consultancy with the Company or thereafter, reveal or disclose to any person outside the Company or use to his own benefit, any proprietary and confidential marketing technique or cost method, or any affiliated orthodontist or orthodontic entity list of the Company or any patient list thereof or any proprietary and confidential mailing or supplier list, whether or not made, developed and/or conceived by the Consultant or by others in the employ of the Company. Upon the termination of the Consultant's consultancy in any manner or for any reason, the Consultant shall promptly surrender to the Company all copies of any of the foregoing, together with any other documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and the Consultant shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

         9. REPRESENTATIONS. The Consultant hereby represents and warrants that this Agreement constitutes his valid and binding obligation enforceable in accordance with its terms and that the execution, delivery and performance of this Agreement does not violate any agreement, arrangement or restriction of any kind to which the Consultant is a party or by which he is bound.

         10. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service or telecopier (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows or to such other address as may hereafter be designated in writing by the respective parties hereto:

         If to the Consultant:

                  C. Joel Glovsky
                  44 Grey Lane
                  Lynnfield, MA 01940
                  Telephone:  (617) 334-4712
                  Facsimile:  (617) 334-4889



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         If to the Company:

                  Omega Orthodontics, Inc.
                  3621 Silver Spur Lane
                  Acton, California 93510
                  Telephone:  (805) 269-2841
                  Facsimile:  (805) 269-2854

Such notice, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

         11. ENTIRE AGREEMENT. This Agreement contains the entire agreement concerning the arrangement between the parties and shall, as of the effective date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

         12. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity.

         13. ASSIGNMENT. The Consultant may not assign any of his rights or obligations hereunder without the prior written consent of the Company.

         14. MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such wavier or modification is in writing, duly executed as aforesaid.

         15. WAIVER. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         16. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or warrants were not contained herein.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which




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together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         18. GOVERNING LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Delaware without regard to the jurisdiction in which any action or special proceeding may be instituted.

         19. ATTORNEYS' FEES. In the event that it becomes necessary for any party hereto to employ an attorney to enforce any provision of this Agreement, obtain injunctive relief or collect damages on account of a breach of this Agreement by any other party hereto, the non-prevailing party shall pay to the prevailing party reasonable attorneys' fees, and such expenses, court costs and other disbursements as the prevailing party may have expended in such proceedings, including appeals, upon demand, after settlement or upon the issuance of a final, non-appealable judgment.

         20. HEADINGS. The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


                                      OMEGA ORTHODONTICS, INC.


                                      By:  /s/ Robert J. Schulhof
                                           -------------------------------
                                           Robert J. Schulhof, President



                                           /s/  C. Joel Glovsky
                                           -------------------------------
                                           C. Joel Glovsky


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